UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 16, 2013

Wal-Mart Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
In accordance with Item 2.02 of Form 8-K of the Securities and Exchange Commission (the “SEC”), Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), is furnishing to the SEC a press release that the Company will issue on May 16, 2013 (the “Press Release”). The Press Release will disclose information regarding the Company's results of operations for the three months and fiscal year ended April 30, 2013 and the Company's financial condition as of April 30, 2013.
The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures (each, a “Non-GAAP Measure”) under the rules of the SEC. Those Non-GAAP Measures include, among others:

•
The Company's total U.S. comparable store sales and the comparable club sales of the Company's Sam's Club operating segment (“Sam's Club”) for the thirteen-week periods ended April 26, 2013 and April 27, 2012, the comparable club sales of Sam's Club for the thirteen weeks ended July 27, 2012, and the projected comparable club sales of Sam's Club for the thirteen weeks ending July 26, 2013, in each case calculated by excluding Sam's Club's fuel sales for such periods (the “Comparable Sales Measures”).

•
The net sales of Sam's Club for the three months ended April 30, 2013 and the percentage increase in the net sales of Sam's Club for the three months ended April 30, 2013 over the net sales of Sam's Club for the three months ended April 30, 2012, in each case calculated excluding Sam's Club's fuel sales for the relevant period (the “Sam's Club Measures”).

The Company's management believes that the presentation of the Comparable Sales Measures and the Sam's Club Measures provides useful information to investors regarding the Company's financial condition and results of operations because that information permits investors to understand the effect of the fuel sales of Sam's Club, which are affected by the volatility of fuel prices, on the Company's total U.S. comparable store sales, on Sam's Club's comparable club sales and on Sam's Club's net sales for the periods presented.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1-A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 16, 2013
WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President and Chief Financial Officer